Exhibit 10.1

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Dated and effective as of October 29, 2025

LDRV Holdings Corp., as Borrower Representative

4042 Park Oaks Blvd., Suite 350

Tampa, Florida 33610

Attention: Ron Fleming, Chief Executive Officer

Re: First Amendment to Amended and Restated Limited Waiver and Consent

Ladies and Gentlemen:

Reference is made to (i) that certain Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among LDRV Holdings Corp., a Delaware corporation (the “Borrower Representative”), the Loan Parties party thereto, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”), and Manufacturers and Traders Trust Company, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank, and (ii) that certain amended and restated letter agreement, dated and effective as of September 12, 2025 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Limited Waiver”), by and among the Borrowers, the Guarantors, the Lenders party thereto, and the Administrative Agent. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the respective meanings given to them in the Limited Waiver or, if not defined therein, in the Credit Agreement.

1.	Preliminary Statements

Pursuant to the Limited Waiver, the Lenders agreed to temporarily waive the Specified Defaults during the Temporary Waiver Period on the terms and conditions contained therein. The Borrowers have requested that the Lenders make certain amendments to the Limited Waiver and consent to certain floor plan adjustments, and the undersigned Lenders have agreed to make such amendments and grant such consent on the terms and conditions contained herein.

2.	Limited Waiver Amendments

Section 1 of the Limited Waiver is hereby amended by amending and restating the fifth paragraph thereof to read in its entirety as follows:

“The Loan Parties acknowledge and agree that if not for the waiver provided for in Section 2 below, one or more existing or potential Defaults or Events of Default would have occurred and be continuing (collectively, the “Specified Defaults”) as a result of (i) the Borrowers’ failure to comply with (a) the Curtailment Covenants for the applicable payments due and owing on the Applicable Curtailment Dates occurring during the months ended August, 31, 2025, September 30, 2025, October 31, 2025 and November 30, 2025, (b) the Interest Payment Covenant for the Interest Payment Dates occurring during the months ended August, 31, 2025, September 30, 2025, October 31, 2025 and November 30, 2025, (c) the Mandatory Prepayment Covenant and the Tulsa Proceeds Covenant with respect the sale of the Tulsa Facility, (d) the minimum Liquidity covenant set forth in Section 6.19 of the Credit Agreement prior to the Waiver End Date (as defined below), (e) the mandatory prepayment covenant set forth in Section 2.03.7 of the Credit Agreement prior to the Waiver End Date, and (f) the maximum consigned vehicles covenant set forth in Section 6.20 of the Credit Agreement prior to September 26, 2025, (ii) the Borrowers’ representation under Section 3.19 of the Credit Agreement (the “Solvency Representation”) being false when made or deemed made prior to the Waiver End Date, (iii) the Borrowers’ failure to provide prompt notice to the Administrative Agent of certain proceedings affecting the Loan Parties, as required by Section 5.04 of the Credit Agreement, to the extent such proceedings were identified on the definitive disclosure schedules to the Purchase Agreement that the Borrower delivered to the Administrative Agent on or about October 6, 2025; (iv) the occurrence of a Change in Control caused by the direct or indirect holders of Equity Interests of the Borrower Representative or Parent Guarantor approving the Amended Plan of Liquidation and Dissolution of Pubco Guarantor approved by the stockholders of Pubco Guarantor on October 14, 2025; and (v) any defaults or events of default under the Knoxville mortgage in favor of First Horizon Bank occurring on or before the Waiver End Date.”

3.	Consent

Notwithstanding anything to the contrary in the Credit Documents, the Lenders hereby agree that, during the Temporary Waiver Period, solely with respect to the Floor Plan Units listed on Schedule A hereto (the “Specified Units”):

i.	the Specified Units that are from model years 2013 and earlier shall be deemed Eligible Used Floor Plan Units, notwithstanding clause (c) in the definition thereof;

ii.	the Floor Plan Loan Advance Limit for each Specified Unit that is an Eligible Used Floor Plan Unit (including those made eligible after giving effect to clause (i) above) shall be 80% of the Used Unit Book Value of such Specified Unit, it being agreed that, with respect to any outstanding Floor Plan Loan advanced against any such Specified Unit in an amount equal to less than 80% of the Used Unit Book Value of such Specified Unit, then during the Temporary Waiver Period the Floor Plan Borrowers may request and the Lenders shall extend additional amounts in respect of each such Floor Plan Loan in an amount equal to the amount of such deficiency, and the only conditions to the extension of any such additional amounts shall be that the Floor Plan Borrowers shall have made a written request therefor and that the Temporary Waiver Period shall not have expired; and

iii.	the Lenders shall extend Reflooring Loans as requested by the Floor Plan Borrowers pursuant to Section 2.01(b) of the Credit Agreement with respect to the Specified Units that were originally financed as Eligible New Floor Plan Units, it being agreed that (x) the terms of such Reflooring Loans shall be the same as for the Floor Plan Loan that originally financed the applicable Specified Unit (except that the amount advanced shall equal the purchase price payable by Campers Inn for the applicable Specified Unit specified in the Purchase Agreement) and (y) the only conditions to the extension of any such Reflooring Loan shall be that the Floor Plan Borrowers shall have made a request therefor in accordance with the terms of the Credit Agreement and that the Temporary Waiver Period shall not have expired.

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The Loan Parties hereby certify to the Administrative Agent and the Lenders that each Specified Unit constitutes an “Acquired Asset” (as defined in the Purchase Agreement).

Nothing contained in this Section 3 shall be construed to (i) increase the aggregate Floor Plan Commitments or the Floor Plan Line of Credit Dollar Cap, (ii) change the borrowing terms and conditions for any Floor Plan Units other than the Specified Units, or (iii) change the Floor Plan eligibility requirements for the Specified Units, other than as expressly set forth above.

4.	Sale Transaction Proceeds

Notwithstanding anything to the contrary in the Credit Documents, the Lenders hereby agree to permit the Loan Parties to retain proceeds from the “Base Purchase Price” referenced on Exhibit A to the Purchase Agreement (the “Goodwill Proceeds”) at the closing of each Sale Transaction, subject to the following terms and conditions:

i.	the Loan Parties shall submit to Administrative Agent a written request (which request may be by email) (each, a “Proceeds Request”) for each request for Goodwill Proceeds no later than two (2) Business Days prior to the related Sale Transaction closing date, together with any related supporting information reasonably requested by Administrative Agent (including a written certification from the CAO of compliance with the conditions set forth in clause (ii) below, together with a calculation of all relevant amounts);

ii.	the Loan Parties’ right to submit a Proceeds Request shall be subject to the following conditions: (a) the Loan Parties shall project Liquidity to be less than $4,170,000 at any time during the period between the date of the applicable Sale Transaction closing and the expected date of the next Sale Transaction (or, in the case of the final Sale Transaction, on the closing date of such Sale Transaction following the consummation thereof), (b) the amount of such Proceeds Request shall not exceed the amount, determined by the CAO, necessary to cause Liquidity at all times during such period (giving effect to all receipts and disbursements expected in such week including the receipt of such Goodwill Proceeds) to be not less than $4,170,000, (c) the total amount of Goodwill Proceeds retained pursuant to this Section 4 shall not exceed $4,500,000 in the aggregate, and (d) no Default or Event of Default (other than the Specified Defaults) shall have occurred or be continuing as of the date of such request; and

iii.	The Goodwill Proceeds received pursuant to this Section 4 shall be used by the Loan Parties solely in accordance with the Budget (subject to any permitted variances under the Limited Waiver).

The Administrative Agent and the Lenders hereby consent to the Loan Parties’ payment or funding of an amount equal to $4,170,000 in the aggregate to fund the items comprising the “Ending Minimum Wind Down Threshold” set forth in the Budget upon the consummation of the final Sale Transaction in accordance with the Limited Waiver (as amended hereby), including by incorporating such items in the sources and uses for the final Sale Transaction.

5.	Conditions Precedent

This Agreement shall become effective upon the Administrative Agent’s receipt of (i) a counterpart of this Agreement duly executed and delivered by the Loan Parties and the Lenders and (ii) an updated Budget, in form and substance acceptable to the Administrative Agent.

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6.	Miscellaneous

This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission will be effective as delivery of a manually executed counterpart thereof.

The Loan Parties hereby certify to the Administrative Agent and the Lenders that (i) as of the date hereof, no Default or Event of Default (other than the Specified Defaults) has occurred and is existing under the Credit Agreement or any other Credit Document, (ii) each of the representations and warranties made by any Loan Party in the Credit Documents (other than the Solvency Representation) is true and correct in all material respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (iii) except as expressly modified by this Agreement, each Loan Party acknowledges, ratifies, reaffirms, and agrees that each of the Credit Documents (including, without limitation, the Limited Waiver as amended hereby) are and will remain in full force and effect and binding on the Loan Parties and are enforceable in accordance with their respective terms and applicable law.

The Loan Parties acknowledge that this Agreement applies only to the terms and provisions of the Limited Waiver, the Credit Agreement and the other Credit Documents referenced above and shall not be construed to be a consent in connection with, or a waiver or amendment of, any of the other terms and conditions of the Limited Waiver, the Credit Agreement or any of the other Credit Documents.

The agreements contained herein shall not be construed as a consent, waiver or extension of any future violation of the above-referenced provisions or any of the other terms and conditions of the Limited Waiver, the Credit Agreement or any other Credit Documents nor shall the Loan Parties, by receipt of this Agreement, expect that any consent, waiver, forbearance or extension will be given in the future. This Agreement shall be deemed to be a “Credit Document” as such term is defined in the Credit Agreement.

In consideration of the agreements of the Administrative Agent and the Lenders contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, the Limited Waiver, or any of the other Credit Documents or transactions thereunder or related thereto.

Sections 10.19, 10.20, 10.21, 10.22 and 10.23 of the Credit Agreement apply to this Agreement, mutatis mutandis.

[Signatures continued on following pages]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent and a Lender

By:	/s/ Shane I. Mitzner
Name:	Shane I. Mitzner
Title:	SVP

FLAGSTAR BANK N.A., ASSIGNEE OF FLAGSTAR SPECIALTY FINANCE
COMPANY, LLC (AS SUCCESSOR IN
INTEREST TO NYCB SPECIALTY
FINANCE COMPANY, LLC),
as a Lender

By:	/s/ Robert L. Marsh
Name:	Robert L. Marsh
Title:	Senior Vice President

bmo bank n.a. (as successor in
interest to BANK OF THE WEST),
as a Lender

By:	/s/ Brian M. Hankes
Name:	Brian M. Hankes
Title:	Vice President

huntington national bank,
as a Lender

By:	/s/ Barb Kennedy
Name:	Barb Kennedy
Title:	Vice President

Wells Fargo Commercial Distribution Finance, LLC,
as a Lender

By:	/s/ David A. Burger
Name:	David A. Burger
Title:	Vice President

rockland trust company,
as a Lender

By:	/s/ Robert Clement
Name:	Robert Clement
Title:	Vice President

Acknowledged and Agreed:

LDRV HOLDINGS CORP.

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Chief Executive Officer

LAZYDAYS RV AMERICA, LLC
LAZYDAYS MILE HI RV, LLC
LAZYDAYS OF MINNEAPOLIS LLC
LDRV OF TENNESSEE, LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS OF CENTRAL FLORIDA, LLC
LONE STAR DIVERSIFIED, LLC
LAZYDAYS RV OF PHOENIX, LLC
LAZYDAYS RV OF ELKHART, LLC
LAZYDAYS RV OF OREGON, LLC
LAZYDAYS RV OF WISCONSIN, LLC
LAZYDAYS RV OF IOWA, LLC
LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC
LAZYDAYS RV OF WILMINGTON, LLC
LAZYDAYS RV OF LONGMONT, LLC
LDL OF FORT PIERCE, LLC
LAZYDAYS RV OF ST. GEORGE, LLC
LAZYDAYS RV OF SURPRISE, LLC

By:	LDRV Holdings Corp.,
its Manager

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Chief Executive Officer

GUARANTORS:

LAZYDAYS HOLDINGS, INC.
LAZY DAYS’ R.V. CENTER, INC.

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Chief Executive Officer

LAZYDAYS RV OF RENO, LLC
LAZYDAYS SUPPORT SERVICES, LLC

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Chief Executive Officer

[SCHEDULES INTENTIONALLY OMITTED]